  Exhibit 2.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is made as of August 1, 2018 (the “Execution Date”) by and between Milnesand Minerals Inc., a Delaware corporation, Chaveroo Minerals Inc., a Delaware corporation, Ridgeway Arizona Oil Corp., an Arizona corporation, and EOR Operating Company, a Texas corporation (collectively “Seller”), and Pacific Energy Development Corp. (“Purchaser”), a Nevada corporation and wholly-owned subsidiary of PEDEVCO Corp., a Texas corporation. Seller and Purchaser are sometimes referred to in this Agreement collectively as the “Parties” and individually as a “Party.”

WITNESSETH

WHEREAS, Seller is the owner of the Assets (as defined below); and

WHEREAS, Seller is willing to sell the Assets to Purchaser, and Purchaser is willing to purchase the Assets from Seller, upon the terms and conditions set forth in this Agreement;

WHEREAS, Hunter Oil Production Corp., a Florida corporation (“HOPC”), and Purchaser have entered into that certain Stock Purchase Agreement dated the date hereof (the “Stock Purchase Agreement”);

WHEREAS, to the best of Seller’s knowledge and belief, Ridgeway Arizona Oil Corp. (“RAZO”) and EOR Operating Company (“EOR”), are only operating entities and no longer owner record title ownership in the Assets; however to the extent assets could have inadvertently remained owned by RAZO or EOR, each executes in confirmation and ratification of the purpose of the Agreement which is place record title ownership of the Assets in Purchaser;

WHEREAS, Purchaser, Seller and Doherty & Doherty LLP (the “Escrow Agent”) have entered into that certain Escrow Agreement dated the date hereof (the “Escrow Agreement”);

WHEREAS Purchaser has delivered to Seller support agreements (the “Support Agreements”) executed by holders of at least 51% of the outstanding common shares of Hunter Oil Corp; and

WHEREAS this Agreement, the Stock Purchase Agreement, the Escrow Agreement, and the Support Agreements are collectively referred to as the “Transaction Documents”.

NOW THEREFORE, in consideration of the mutual promises of the Parties contained in this Agreement, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 Agreement to Sell and Purchase. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase the Assets from Seller, and Seller agrees to sell, transfer and assign the Assets to Purchaser, as of the Effective Time, subject to the terms and conditions of this Agreement, as set forth below.

1.2 The Assets. The term “Assets” shall mean all Seller’s right, title and interests in:

A. The oil and gas leases, subleases and other leaseholds, interests in fee, carried interests, reversionary interests, net profits interests, royalty interests, forced pooled interests, overriding royalty interests, mineral interests and other property and interests more fully described in Exhibit A, to the extent such interests cover the lands described in Exhibit A, and all rights incident thereto and derived therefrom, together with all rights, benefits and powers conferred upon the holder thereof with respect to the use and occupation of the lands covered thereby (the “Leases”).

B. The wells and units (including any drillable locations (PUDs)) more fully described on Exhibit B (the “Wells”) and all lease and surface equipment, flowlines, pipelines and appurtenant thereto used or held for use in connection with the operation or production of the Assets, and all personal property, fixtures, plants, improvements, joint accounts, easements, rights-of-way and appurtenances used or related to the Wells or the Leases.

C. Operating agreements, pooling and unitization agreements, declarations of pooling or unitization, communitization agreements, pooling orders, farmout and farmin agreements, exploration agreements, area of mutual interest agreements, participation agreements, assignments, oil sales contracts, gas sales, gas processing, gas gathering, and transportation agreements, surface leases, rights-of-way, easements, servitudes, permits, licenses, and other instruments and agreements pertaining to the Leases or the Wells (the “Existing Contracts”).

D. Without limiting the foregoing, all other right, title and interest of Seller of whatever kind or character, whether legal or equitable, vested or contingent, in and to the oil, gas and other minerals in and under or that may be produced from or attributable to the lands described in Exhibit A, including but not limited to all Seller’s oil and gas interests located in Roosevelt and Chaves Counties, New Mexico, whether such interests are specifically described in Exhibit A, and even though such interest of Seller may be incorrectly described in or omitted from Exhibit A.

E. All files, records and data relating to the items described in subsections A through E. above including well data, logs, geophysical data, engineering records, title records (including abstracts of title, title opinions, title reports and title curative documents), contracts, correspondence, and all related matters in the possession of Seller (the “Records”).

1.3           Effective Time. Ownership of the Assets shall be transferred from Seller to Purchaser at the Closing, effective as of 12:00 a.m. (New Mexico time) on September 1, 2018 (the “Effective Time”). Seller shall be entitled to any amount realized from and accruing to the Assets prior to the Effective Time, if any, and shall be responsible for the payment of all expenses attributable to the Assets prior to the Effective Time. Purchaser shall be entitled to any amount realized from and accruing to the Assets on or after the Effective Time, and shall be responsible for the payment of all expenses attributable to the Assets on or after the Effective Time.

ARTICLE II
PURCHASE PRICE

2.1
Determination of Adjusted Purchase Price. The purchase price for the Assets shall be $18,500,000 (the “Purchase Price”). The Purchase Price shall be allocated between the Leases as set forth in Exhibit C (each an “Allocated Value”) with no value being allocated to the Wells for purposes of the adjustments to the Purchase Price provided for in this Article II.

The Purchase Price herein shall not be adjusted upward except as permitted for Total Purchase Price as defined and covered by Section 4.1(a) of the Stock Purchase Agreement. The Purchase Price herein shall be adjusted downward by the following:

A.
An amount equal to the value of all uncured Title Defects, in accordance with Section 3.4 below, to a maximum of 15% of the Purchase Price.

B.
An amount equal to the value of any Asset excluded from this Agreement pursuant to Section 6.2 below.

2.2                      Deposit.  Contemporaneously with the execution and delivery of this Agreement, Purchaser shall deposit by wire transfer in same day funds with the Escrow Agent the sum of $500,000 (such amount, together with any interest or other earnings thereon, the “Deposit”) pursuant to the terms of the Escrow Agreement.

2.3 Payment of the Purchase Price. Subject to the following sentence, Purchaser shall pay the Purchase Price, as adjusted pursuant to Section 2.1 above and less the Deposit referred to in Section 2.2 above, to Seller, at Closing.

ARTICLE III
TITLE MATTERS

3.1 Title Examination. As soon as is reasonably practicable after the execution of this Agreement, Seller shall make available to Purchaser all title data in Seller’s possession, or to which Seller has reasonable access, relating to the Assets, including the following:

A. Title opinions, abstracts of title, title status reports, and curative matters;

B. The Existing Contracts;

C. Records relating to the payment of rentals, royalties, shut-in gas royalties, and other payments due under any Lease or Existing Contract;

D. Records relating to filing of returns for or the payment of ad valorem, property, production, severance, excise and other taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom; and

E. Ownership reports, maps and surveys.

Purchaser shall be permitted, at its expense, to make copies of any of the title data. Purchaser shall be entitled to perform or cause to be performed, at Purchaser’s expense, such additional title examination as Purchaser deems necessary or appropriate. Seller shall cooperate reasonably with Purchaser in Purchaser’s efforts to examine and clear title.

3.2 Title Warranty. Seller represents and warrants to Purchaser that:

(i)
The actual net mineral acres owned by Seller in each Lease that is given an Allocated Value in Exhibit C is at least the net mineral acres represented in Exhibit A for such Lease;

(ii)
The actual net mineral acres owned by Seller in each Lease that is given an Allocated Value in Exhibit C has no greater royalty and other burdens on production (including overriding royalty interests) than as represented in Exhibit A for such Lease;

(iii)
Seller owns the working interest (without a corresponding increase in net revenue interest) set forth in Exhibit B in each of the Wells;

(iv)
Seller owns no less than the net revenue interest set forth in Exhibit B in each of the Wells; and

(v)
The Assets are free from all liens, mortgages and encumbrances other than Permitted Encumbrances.

“Permitted Encumbrances” shall mean:

(a)
Royalties, overriding royalties, reversionary interests, net profit interests, production payments, carried interests, and other burdens, to the extent that any such burden does not reduce Seller’s net revenue interest below that shown in Exhibit A or Exhibit B, as applicable, or increase Seller’s working interest above that shown in Exhibit A or Exhibit B, as applicable, without a proportionate increase in the net revenue interest;

(b)
The Existing Contracts to the extent that they do not, individually or in the aggregate, reduce Seller's net revenue interest below that shown in Exhibit A or Exhibit B, as applicable, or increase Seller's working interest above that shown in Exhibit A or Exhibit B, as applicable, without a proportionate increase in the net revenue interest;

(c)
Liens for current taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions;

(d)
All rights to consent by, required notices to, filings with, or other actions by any governmental body having jurisdiction in connection with the sale or conveyance of the Assets pursuant to this or to any future transaction if they are not required or not customarily obtained prior to the sale or conveyance;

(e)
Rights of notice or reassignment of a leasehold interest to the holders of such reassignment rights prior to surrendering or releasing such leasehold interest;

(f)
Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, to the extent that they do not (i) reduce Seller's net revenue interest below that shown in Exhibit A or Exhibit B, as applicable, (ii) increase Seller's working interest above that shown in Exhibit A or Exhibit B, as applicable, without a proportionate increase in net revenue interest, or (iii) detract in any material respect from the value of, or interfere in any material respect with the use, ownership or operation of the Assets subject thereto or affected thereby (as currently used, owned and operated) and which would be considered acceptable by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas properties;

(g)
All rights reserved to or vested in any governmental body to control or regulate any of the Assets in any manner, and all obligations and duties under all applicable laws or under any franchise, grant, license or permit issued by any such governmental body;

(h)
All pending approvals and consents for any governmental agency which regulates the Assets in any manner; and

(i)
Any lien, charge, encumbrance, obligation, security interest, irregularity, pledge, or other defect on or affecting the Assets which is discharged by a Seller at or prior to Closing.

The transfer of the Assets by Seller to Purchaser shall be by warranty of title, by, through and under Seller, but not otherwise.

3.3 Notice of Title Defects. Purchaser shall notify Seller in writing as soon as practicable after Purchaser has knowledge thereof of any Title Defect (as defined below), but in no event later than August 15, 2018 (“Defect Date”). All Title Defects not asserted by Purchaser by the Defect Date shall be deemed waived by Purchaser in connection with an adjustment of the Purchase Price at Closing, but shall not affect the special warranty of title contained in the assignment delivered at Closing. A “Title Defect” shall mean (i) any encumbrance, encroachment, irregularity, or other defect that renders any of the title representations and warranties of Section 3.2 untrue; or (ii) the terms and provisions of any of the Leases or the Existing Contracts are not reasonably acceptable to Purchaser in all material respects; but such definition shall not include the Assignments executed on the requisite State and BLM forms of Transfer of Operating and/or Assignments of Record Title which have been filed with the respective regulatory agencies for approval but, due to backlog at the agencies, have not received final approval.

3.4 Remedy for Title Defect. Subject to Section 3.5, Seller shall have the right until Closing to cure a Title Defect to the reasonable satisfaction of Purchaser. For any uncured Title Defect, the Purchase Price shall be reduced as follows:

A. If the Title Defect is based on Seller owning less net mineral acres in any Lease that is given an Allocated Value in Exhibit C than those represented for such Lease in Exhibit A, then the Purchase Price shall be reduced by the product of multiplying the Allocated Value set forth in Exhibit C for such Lease by a fraction the numerator of which is the net acres for such Lease shown on Exhibit A less the actual net mineral acres, and the dominator of which is the net mineral acres shown for such Lease on Exhibit A.

B. If the Title Defect is based on a Lease that is given an Allocated Value in Exhibit C being burdened by a royalty, overriding royalty or other burden on production that in the aggregate is greater than the net revenue burden represented on Exhibit A for such Lease, then the Purchase Price shall be reduced by the product of multiplying the Allocated Value of such Lease set forth in Exhibit C for such Lease by a fraction, the numerator of which is an amount equal to the net revenue interest shown on Exhibit A for such Lease less the decimal share attributable to the Title Defect and the denominator of which is the net revenue interest for such Lease shown on Exhibit A.

C. If the Title Defect is a lien, encumbrance or other charge on the Assets that is liquidated in amount, then the Purchase Price shall be reduced by the amount necessary to be paid to remove that Title Defect but in no event shall the Purchase Price reduction exceed the Allocated Value of the affected Assets.

D. If the Title Defect is due to the terms of a Lease or an Existing Contract not being reasonably acceptable to Purchaser, then the Purchase Price shall be reduced by the amount obtained by deeming the interest affected by the unacceptable Lease or Existing Contract to have complete failure of title, and then calculating the resulting decrease in Net Revenue Interest in the applicable Well in accordance with subparagraph D above for a Well, or subparagraph A above for a non-producing Lease.

In all situations set forth above other than Paragraph D, the Lease or Leases affected by the Title Defect shall be assigned to Purchaser at Closing, excluding the portion of such Lease affected by the Title Defect. In the case of a Title Defect under Paragraph D above, title to the Lease or Leases affected by such Title Defect shall remain in Seller.

3.5           Additional Cure Period and Put Right. At any time until 90 days following Closing Seller shall also have the right (the “Put Right”) to cure a Title Defect to the reasonable satisfaction of Purchaser and to put the unpurchased portion of the Lease that is the subject of the Title Defect to the Purchaser for a purchase price equal to the reduction in the Purchase Price attributable to the Title Defect for that particular Lease. The Seller may exercise this Put Right by providing notice thereof to the Purchaser and the Seller and the Purchaser shall do all further acts and things as are reasonably necessary to complete the transfer in accordance with Section 8.4.

3.6 Assumption of Liability. From and after the Effective Time, Purchaser agrees to and will assume all surface, plugging and abandonment, environmental and all other liability of whatsoever kind and nature as to the Assets whether from ownership, operation, use or contract. Purchaser acknowledges that there may exist obligations to surface owners or tenants of the surface, such as grazing lessees, of the subject lands to negotiate and execute a surface use and compensation agreement in compliance with the New Mexico Surface Owner’s Protection Act, which obligation may include providing notice of Purchaser’s oil and gas operations and non-oil and gas operations. After the Effective Time, SELLER GIVES NO WARRANTY AS TO ITS COMPLIANCE WITH STATE OR FEDERAL GOVERNMENTAL ENTITIES OR REGULATIONS PERTAINING TO ENVIRONMENTAL COMPLIANCE OR PLUGGING LIABILITY AND ADDITIONALLY GIVES NO WARRANTY AS TO THE CONDITION OF THE SURFACE OR OTHER ENVIRONMENTAL LIABILITIES AND PURCHASER ACKNOWLEDGES IT IS ACQUIRING THE ASSETS IN AN EXISTING “AS IS” AND “WHERE IS” CONDITION.

3.7 Indemnification. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, FROM AND AFTER THE EFFECTIVE TIME PURCHASER AGREES TO AND WILL INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, COSTS AND EXPENSES (INCLUDING COURT COSTS AND REASONABLE ATTORNEYS’ FEES) THAT ARE ATTRIBUTABLE TO (I) ENVIRONMENTAL LIABILITIES ARISING FROM SELLER’S OWNERSHIP, OPERATION, OR USE OF THE ASSETS, (II) PLUGGING AND ABANDONING ALL WELLS NOW OR HEREAFTER LOCATED ON THE LANDS INCLUDED IN THE ASSETS, (III) ANY AND ALL COSTS INCIDENT TO SUCH PLUGGING AND ABANDONMENT, (IV) ANY ASSET RETIREMENT OBLIGATIONS ASSOCIATED WITH THE ASSETS, AND (V) ALL CLAIMS PERTAINING TO THE SURFACE OR ENVIRONMENTAL CLAIMS.. THIS SECTION 3.7 SHALL SURVIVE THE EFFECTIVE TIME. THE DEFENSE, INDEMNIFICATION, HOLD HARMLESS AND RELEASE PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE GROSS, SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY. SELLER AND PURCHASER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

As of the date of this Agreement and as of Closing, Seller makes to Purchaser the following representations and warranties:

4.1 Existence and Power. Seller has the power and is authorized to enter into and perform this Agreement and the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Seller, and the transactions contemplated by this Agreement, will not violate (i) any provision of the organizational documents of Seller, (ii) any material agreement or instrument to which Seller is a party or by which Seller or any of the Assets are bound, (iii) any judgment, order, ruling, or decree applicable to Seller as a party in interest, or (iv) any law, rule or regulation applicable to Seller relating to the Assets. This agreement constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

4.2 Brokers. Seller has incurred no obligation or liability for brokers’ or finders’ fees relating to the matters provided for in this Agreement which will be the responsibility of Purchaser, and any such obligation or liability that might exist shall be the sole obligation of Seller.

4.3 Claims and Litigation. There are no legal or administrative proceedings, claims or investigations pending or, to the best of Seller’s knowledge, threatened before any court or administrative body against Seller which, if determined adversely to Seller, would have a material adverse effect on the Assets.

4.4 Lease Administration. All bonuses, rentals, royalties, overriding royalty interests and other payments due pursuant to or under each of the Leases or any applicable Existing Contract have been properly and fully paid and Seller has paid its share of those payments and all development and operating expenses therefore except for such as are being currently paid prior to delinquency in the ordinary course of business.

4.5 Compliance. Seller has complied with the provisions and requirements of all laws, rules, regulations and orders applicable to the Assets.

4.6 Existing Contracts. Schedule 4.6 contains a list of all Existing Contracts. With respect to the Existing Contracts: (i) all Existing Contracts are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and similar laws affecting creditor’s rights generally, and by general equitable principles; (ii) Seller is not in breach or default of any of its obligations under any Existing Contract; and (iii) neither Seller nor, to the best of Seller’s knowledge, any other party to any Existing Contract has given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Existing Contract or any provision thereof.

4.7 Marketing. No hydrocarbons produced from the Assets are subject to a sales agreement (except contracts terminable without penalty by Seller on not more than 30 days’ notice), no entity has any call upon, option to purchase or similar right under any agreement with respect to the Assets or to the production therefrom. Seller has not collected, nor will Seller collect, any proceeds from the sale of hydrocarbons produced from the Assets which are subject to refund. As of the Effective Time, proceeds from the sale of oil, condensate and gas from the Assets were being received by Seller in a timely manner and were not being held in suspense for any reason. Seller has not been nor will Seller be obligated by virtue of any prepayment made under any production sales contract or any other contract containing a “take-or-pay” clause, or under any gas balancing, deferred production or similar arrangement to deliver oil, gas or other minerals produced from or allocated to any of the Assets at some future time without receiving full payment therefor at the time of delivery. There are no gas imbalances between Seller and any third party with respect to the Assets.

4.8 Permits and Governmental Approval. Seller possesses all permits, licenses, certificates, consents, approvals, and other authorizations required by governmental authorities, and has made all required filings with the governmental authorities, including but not limited to the Bureau of Land Management (“BLM”), the New Mexico State Land Office (“SLO”), and the New Mexico Oil Conservation Division (“OCD”), which are necessary for Seller’s ownership and operation of the Assets. Seller, however, expressly makes no warranty or representation regarding the governmental authorities’ consent or approval of pending filings, or the timeliness of obtaining same.

4.9 Preferential Purchase Rights and Consents to Assign. Except for governmental consents and approvals of assignments which approval may be pending or that are customarily obtained after Closing, the Assets are not subject to any consents to assign or preferential rights to purchase.

4.10 AFEs. There are no outstanding Authorities For Expenditures (“AFE”) to drill or rework any well or for capital expenditures with respect to the Assets that have been proposed by any person having authority to do so other than wells already drilled and completed that exceed $5,000 on an 8/8ths basis.

4.11 Equipment. All currently producing Wells and all equipment and facilities on or used in connection therewith are in an operable state of repair adequate to maintain normal operations in accordance with past practices.

4.12 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by, or threatened against Seller.

4.13 Taxes. All taxes and assessments based on or measured by the ownership of property comprising the Assets or the production or removal of hydrocarbons or the receipt of proceeds therefrom (including applicable escheatment requirements) have been timely paid when due and are not in arrears.

4.14 Suspended Funds. There are no suspended funds held by Seller in connection with the Assets.

4.15 Accuracy. The factual information contained in the Exhibits to this Agreement was prepared and furnished without intentional misrepresentation or intentional omission of material facts or disclosures.

4.16 Limitations; Cap. The representations and warranties of each Seller set forth above shall survive Closing for a period of two years. Seller shall indemnify Purchaser and its affiliates from any damages resulting from a breach of any representation or warranty pursuant to this Article IV. Seller shall have no liability for any breaches of this Article IV until the aggregate amount of damages suffered as a result of all such breaches exceeds $25,000, in which case indemnification shall be made by Seller including damages up to that amount. The maximum liability of Seller pursuant to this Article IV shall be $1,000,000.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

As of the date of this Agreement and as of Closing, Purchaser makes to Seller the following representations and warranties:

5.1 Existence and Power. Purchaser has the power and is authorized to enter into and perform this Agreement and the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Purchaser, and the transactions contemplated by this Agreement, will not violate (i) any provision of the organizational documents of Purchaser, (ii) any material agreement or instrument to which Purchaser is a party or by which Purchaser is bound, (iii) any judgment, order, ruling, or decree applicable to Purchaser as a party in interest, or (iv) any law, rule or regulation applicable to Purchaser. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

5.2 Brokers. Purchaser has incurred no obligation or liability for brokers’ or finders’ fees relating to the matters provided for in this Agreement which will be the responsibility of Seller, and any such obligation or liability that might exist shall be the sole obligation of Purchaser.

5.3 Claims and Litigation. There are no legal or administrative proceedings, claims or investigations pending or, to the best of Purchaser’s knowledge, threatened before any court or administrative body against Purchaser which, if determined adversely to Purchaser, would materially affect Purchaser’s ability to consummate the transactions contemplated by the Agreement.

5.4 No Distribution. Purchaser is acquiring the Properties for its own account and not with the intent to make a distribution in violation of the Securities Act of 1933 as amended (and the rules and regulations pertaining thereto) or in violation of any other applicable securities laws, rules or regulations.

5.5 Knowledge and Experience. Purchaser has (and had prior to negotiations regarding the Assets) such knowledge and experience in the ownership and the operation of oil and gas properties and financial and business matters as to be able to evaluate the merits and risks of an investment in the Assets. Purchaser is able to bear the risks of an investment in the Assets and understands the risks of, and other considerations relating to, a purchase of the Assets.

5.6 Limitations; Cap. The representations and warranties of Purchaser set forth in this Article V shall survive Closing for a period of two years. Purchaser shall indemnify Seller and its affiliates from any damages resulting from a breach of any representation or warranty pursuant to this Article V. Purchaser shall have no liability for any breaches of this Article V until the aggregate amount of damages suffered as a result of all such breaches exceeds $25,000, in which case indemnification shall be made by Purchaser including damages up to that amount. The maximum liability of Purchaser pursuant to this Article V shall be $1,000,000.

ARTICLE VI
PRE-CLOSING OBLIGATIONS OF SELLER

6.1 Operations. From the date of this Agreement until Closing (the “Interim Period”), Seller shall consult with Purchaser with respect to all material decisions to be made with respect to the Assets. Seller shall act with respect to the Assets in good faith and in accordance with past practices and the ordinary course of business, shall exercise reasonable diligence in safeguarding and maintaining secure and confidential all geophysical and geological data and confidential reports and data in its possession relating to the Assets, and shall not transfer, sell, or otherwise dispose of any of the Assets without the express written consent of Purchaser other than hydrocarbons produced from the Wells in the ordinary course of business.

6.2 Permissions.

A. During the Interim Period, Seller shall use their commercially reasonable best efforts to obtain all permissions, approvals, consents and waivers of preferential rights of purchase by third parties, federal, state and local governmental authorities, including pending filings with governmental authorities, and others as may be required to consummate the sale contemplated by this Agreement (excluding governmental permissions, approvals, and consent which are customarily obtained after assignment of an oil and gas interest.)

B. If a party from whom a waiver of a preferential right is requested refuses to give such a waiver, Seller shall tender to such party the required interest in the Asset at a price equal to the Allocated Value specified for such Asset in Exhibit C, proportionately reduced if less than the entire Asset must be tendered, and to the extent that such preferential right is exercised by such party, and such interest in such Asset is actually sold to such party, such Asset (or portion thereof) will be excluded from this Agreement and the Purchase Price reduced by the Allocated Value (or portion thereof) for such Asset.

C. If a required consent to assign is not obtained by Seller prior to Closing, Purchaser shall have the option to exclude the applicable Asset (or portion thereof) from this transaction, and if Purchaser so elects, the Purchase Price shall be adjusted downward by the Allocated Value of such Asset (or portion thereof).

ARTICLE VIA
PRE-CLOSING OBLIGATION OF PURCHASER

The Purchaser warrants and covenants to and in favor to the Seller that, no later than the close of business on August 7th, 2018, it shall have received, and shall hold though to Closing, a cash amount not less than the Purchase Price plus the Stock Purchase Price (as defined in the Stock Purchase Agreement) in clear funds, which sum shall be allocated and irrevocably committed to the funding the Purchaser’s obligations under this Agreement and the Stock Purchase Agreement. The Purchaser shall notify the Seller as soon as it has received these funds.

ARTICLE VII
CLOSING

7.1 Time and Place of Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur at 10:00 a.m. (prevailing Pacific Time) on August 31, 2018 or (“Closing Date”) or at such other time, manner and place as the Parties agree, or if mutually agreeable among the Parties, Closing may occur by an exchange of signature pages by facsimile or by electronic image scan transmission in PDF format. The Parties shall use commercially reasonable efforts to cause the conditions to Closing set forth in Sections 7.2 and 7.3 to be satisfied in a timely manner.

7.2 Conditions to Purchaser’s Obligation to Close. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver in writing by Purchaser, at or prior to the Closing, of each of the following conditions:

A. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date); provided that in the event of a breach of or inaccuracy in the representations and warranties of Seller set forth in this Agreement. Unless otherwise waived by Purchaser, Purchaser shall have received a certificate of Seller to such effect signed by a duly authorized officer.

B. Each covenant and agreement that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects and Purchaser shall have received a certificate of Seller to such effect signed by a duly authorized officer.

C. No governmental authority shall have enacted, issued, promulgated, or entered any Order or law which is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or would cause any of such transactions to be rescinded following the Closing.

D. Each of the deliveries required to be made to Purchaser pursuant to Section 7.5 shall have been so delivered (or Seller shall be ready, willing, and able to make such deliveries).

E. HOPC shall have performed its obligations and shall not otherwise be in breach pursuant to the Stock Purchase Agreement so that Purchaser is obligated to close the transactions contemplated in the Stock Purchase Agreement.

7.3 Conditions to Seller’s Obligation to Close. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver in writing by Seller, at or prior to the Closing, of each of the following conditions:

A. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). Unless otherwise waived by Seller, Seller shall have received a certificate of Purchaser to such effect signed by a duly authorized officer.

B. Each covenant and agreement that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects and Seller shall have received a certificate of Purchaser to such effect signed by a duly authorized officer.

C. No Governmental Authority shall have enacted, issued, promulgated or entered any Order or other law which is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or would cause any of such transactions to be rescinded following the Closing.

D. Each of the deliveries required to be made to Seller pursuant to Section 7.5 shall have been so delivered (or Purchaser shall be ready, willing, and able to make such deliveries).

E. Purchaser shall have performed its obligations and shall not otherwise be in breach pursuant to the Stock Purchase Agreement so that HOPC is obligated to close the transactions contemplated in the Stock Purchase Agreement.

F. This Agreement and the transactions contemplated hereby will have been approved by the shareholders of Hunter Oil Corp.

G. This Agreement and the transactions contemplated hereby will have been accepted for filing by the TSX Venture Exchange.

7.4
Termination.

A.            In the event that (i) Closing has not occurred in accordance with Section 7.1 on or before the close of business on August 31, 2018, (ii) Purchaser is not otherwise obligated under the terms of this Agreement and the Stock Purchase Agreement to close and (iii) Purchaser has not breached its obligations thereunder in any material respect, then Purchaser shall have the right to terminate this Agreement and the Stock Purchase Agreement by written notice to Seller.

B.            In the event that (i) Closing has not occurred in accordance with Section 7.1 on or before the close of business on August 31, 2018, (ii) Seller is not otherwise obligated under the terms of this Agreement and the Stock Purchase Agreement to close and (iii) Seller has not breached its obligations thereunder in any material respect, then Seller shall have the right to terminate this Agreement and the Stock Purchase Agreement by written notice to Purchaser.

C. If this Agreement is terminated pursuant to this Section 7.4, except as provided in the Escrow Agreement, this Agreement shall forthwith become void and the parties shall have no liability or obligation hereunder except and to the extent such termination results from the willful breach by a party of any of its covenants or agreements hereunder, in which case the non-breaching party shall have the right to seek all remedies available at law or in equity, including specific performance, for such willful breach.

7.5 Closing Obligations. At the Closing,

A. Seller and Purchaser shall execute, acknowledge and deliver an Assignment and Bill of Sale in substantially the form of Exhibit D.

B. Seller shall deliver to Purchaser a non-foreign entity affidavit in the form of Exhibit E.

C. Seller and Purchaser shall execute such other instruments, including change of operator forms and letters-in-lieu, and take such other action as may be necessary or advisable to carry out their respective obligations under this Agreement and as may reasonably be requested by the Purchaser prior to the Closing (with such instruments containing only commercially acceptable terms and conditions that do not directly or indirectly impose obligations on Seller that are not provided in this Agreement), and further provided that such instruments are provided to the Seller by the Purchaser not less than three business days prior to Closing.

D. Seller and Purchaser shall execute and deliver any forms, documents or instruments required to transfer operatorship of the Assets operated by Seller to Purchaser as may reasonably be requested by the Purchaser prior to the Closing (with such instruments containing only commercially acceptable terms and conditions that do not directly or indirectly impose obligations on Seller that are not provided in this Agreement), and further provided that such instruments are provided to the Seller by the Purchaser not less than three business days prior to Closing.

E. Seller and Purchaser shall execute and deliver any forms, documents or instruments required to transfer to Purchaser all of Seller’s interest in any suspense funds held by any operator of the Assets as of the Closing as may reasonably be requested by the Purchaser prior to the Closing (with such instruments containing only commercially acceptable terms and conditions that do not directly or indirectly impose obligations on Seller that are not provided in this Agreement), and further provided that such instruments are provided to the Seller by the Purchaser not less than three business days prior to Closing.

F. Purchaser shall pay to Seller the adjusted Purchase Price (less the Holdback, as defined below) by wire transfer in clear funds to the account designed in Exhibit F.

G. Seller shall have made available to the Purchaser, on or before Closing, its financial statements for the six-month period ended June 30, 2018, prepared in accordance with International Financial Reporting Standards.

ARTICLE VIIA
HOLDBACK

At Closing, Purchaser shall hold back from the payment of Purchase Price required pursuant to Section 7.5.F. the sum of $500,000 (the “Holdback”), to provide for potential obligations of the Seller pursuant to the PSA and the SPA (which shall expressly exclude obligations with respect to the title or environmental condition of the purchased assets) and potential obligations of HOPC pursuant to the SPA. The Holdback shall be retained by Purchaser and the Purchase Price correspondingly adjusted to the extent amounts are owed to Purchaser by Seller or HOPC pursuant to the SPA or PSA. Subject to the immediately preceding sentence, one-half ($250,000) of the Holdback shall be paid to Seller 90 days after Closing, with the balance ($250,000) released to Seller 180 days after Closing. If a court of competent jurisdiction determines that any part of the Holdback withheld by the Purchaser subsequent to 180 days after Closing was in fact due to the Purchaser, the Purchaser shall pay Seller 200%, instead of 100%, of the amount so withheld.

ARTICLE VIII
POST-CLOSING OBLIGATIONS

8.1 Indemnity. If the Closing occurs, (i) Purchaser assumes all obligations that are attributable to the Assets on or after the Effective Time and all obligations to properly plug and abandon all wells now or hereafter located on the lands covered by the Leases, (ii) Purchaser shall indemnify, defend and hold harmless Seller from and against any and all claims, liabilities, losses, costs and expenses (including court costs and reasonable attorneys’ fees) that are attributable to the Assets on or after the Effective Time, and any breach of any representation, warranty or covenant made by Purchaser in this Agreement, and (iii) Seller shall indemnify, defend and hold harmless Purchaser from and against any and all claims, liabilities, losses, costs and expenses (including court costs and reasonable attorneys’ fees) that are attributable to the Assets before the Effective Time (other than plugging and abandoning all wells now or hereafter located on the lands covered by the Leases as well as costs incident to such plugging and abandonment), and any breach of any representation, warranty or covenant made by Seller in this Agreement, excluding obligations with respect to the title or environmental condition of the purchased assets.

8.2 Preferential Purchase Rights. If one or more persons claim they hold a preferential purchase right in any of the Assets and notify any Seller or Purchaser after Closing but within the period such right may be exercised that they intend to exercise such alleged preferential purchase right, the applicable Seller or Purchaser shall notify the other Parties of such claim, and Purchaser shall be responsible for satisfying all such preferential purchase rights, if any, to the holders thereof and Purchaser shall protect, indemnify and hold Seller harmless from and against any and all claims, liabilities, losses, costs and reasonable attorney’s fees in connection therewith.

8.3 Cooperation. After Closing, Seller and Purchaser agree to take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

8.4 Support.  Purchaser, at Purchaser’s Expense (as defined below), may engage (i) an auditing firm (“Auditors”) (which may be the current auditor of Seller) to conduct an audit of the revenues and expenses of Seller attributable to the Assets for the period of three (3) calendar years prior to the Effective Time, (ii) a reserve engineer (“Engineers”) to value the Assets as of the Closing, and (iii) an independent asset valuation firm (“Valuation Experts”) for the purposes of valuing the fixed Assets, all as deemed reasonably or necessary by Purchaser’s parent company, PEDEVCO Corp., for purposes of public disclosure.  Seller agrees, from the date of this Agreement until one hundred eighty (180) days after Closing, that Seller will, at Purchaser’s Expense (as defined below), use its reasonable commercial efforts to cooperate and assist such Auditors, Engineers and Valuation Experts, including making available books, records and personnel of Seller reasonably requested by such parties; and provided, however, that nothing in this Section shall require any such cooperation or assistance on the part of Seller to the extent it would interfere unreasonably with the business or operations of Seller. “Purchaser’s Expense” shall mean that the Purchaser will be solely responsible for all payments to Auditors, Engineers and Valuation Experts, and further that the Purchaser will promptly pay the Seller, without set-off or counterclaim., an amount equal to 150% of all reasonable costs incurred by Seller or its affiliates in providing support, including but not limited to wages and associated overhead.

ARTICLE IX
TAXES

9.1 Apportionment of Ad Valorem and Property Taxes. All ad valorem taxes, real property taxes, personal property taxes, and similar obligations relating to the Assets (collectively “Property Taxes”) with respect to the tax period in which the Effective Time occurs shall be apportioned as of the Effective Time between Seller and Purchaser. The Parties will initially make settlement of all Property Taxes by estimating the Property Taxes to be due for the tax period in which the Effective Time occurs based on the Property Taxes assessed and paid for the immediately prior tax period. Such settlement of taxes shall be part of the closing and post-closing settlement statements between the Parties. The Parties will make final adjustment upon receipt of the tax statements for 2018.

9.2 Sales Taxes. Purchaser shall pay sales taxes or other transfer taxes, if any, in connection with the sale of the Assets. Purchaser shall be responsible for any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on the transfer of the Assets pursuant to this Agreement.

9.3 Other Taxes. All production, severance, excise and other taxes (other than income taxes, which shall be the sole responsibility of each Party as to their own income taxes) relating to production of oil, gas and condensate attributable to the Assets prior to the Effective Time shall be paid by Seller, and all such taxes relating to such production on or after the Effective Time shall be paid by Purchaser.

ARTICLE X
MISCELLANEOUS

10.1 Entire Agreement. This Agreement, including Exhibits A through F, attached hereto and incorporated herein, constitutes the entire agreement between the Parties as to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions of the Parties, whether oral or written. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties.

10.2 References. All references in this Agreement to articles, sections and other subdivisions refer to corresponding articles, sections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Derivatives and other forms of the terms defined in this Agreement shall have meanings consistent with the definitions herein provided. The term “including” (or “included”) shall be deemed to be followed by the phrase “but not limited to.” Unless otherwise expressly provided herein, any reference herein to a “day” shall refer to a calendar day. Time is of the essence of this Agreement.

10.3 Assignment. No Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any assignment made without such consent shall be void PROVIDED THAT the Purchaser may on notice to the Seller assign all but not less than all of the Transaction Documents to an affiliated entity prior to Closing. Subject to this Section 11.3, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors, assigns and legal representatives.

10.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law rules that would require the application of the laws of another state.

10.5 Notices. Any notice required or permitted by this Agreement shall be given in writing by personal service, overnight delivery service, facsimile, email, or by certified mail, return receipt requested, postage prepaid, as follows:

If to Purchaser:

Pacific Energy Development Corp.
4125 Blackhawk Plaza Circle
Suite 201
Danville, CA 94506
Attention: Clark Moore, General Counsel
Fax: (510) 743-4262
Email: cmoore@pacificenergydevelopment.com

If to Seller:

Milnesand Minerals Inc.
1040 West Georgia Street Suite 940
Vancouver BC Canada V6E 4H1
Attention: Corporate Secretary
Fax: (604) 485-8509
Email: corpsec@hunteroil.com

Chaveroo Minerals Inc.
1040 West Georgia Street Suite 940
Vancouver BC Canada V6E 4H1
Attention: Corporate Secretary
Fax: (604) 485-8509
Email: corpsec@hunteroil.com

(or such other address as designated in writing by either Party to the other) and shall be deemed to have been given as of the date of receipt by the intended Party.

10.6 Damages. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY NO PARTY SHALL HAVE ANY OBLIGATIONS WITH RESPECT TO THIS AGREEMENT, OR OTHERWISE IN CONNECTION HEREWITH, FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

10.7 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties and their respective heirs, successors and assigns, any rights or remedies under or by reason of this Agreement or to constitute such person a third-party beneficiary of this Agreement.

10.8 Press Releases. The Parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public announcements the making of which may be required by applicable law or any listing agreement with any securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

10.9 Casualty Loss. If prior to the Closing Date any portion of the Assets is destroyed or taken as a result of a casualty (a “Casualty Loss”), Purchaser will nevertheless be required to close and such Casualty Loss shall be treated as a Purchase Price adjustment equal to the lesser of: (i) the Allocated Value of the Asset affected by such Casualty Loss or (ii) the amount of such Casualty Loss. Seller will not voluntarily compromise, settle or adjust any Casualty Loss without prior consultation with Purchaser. In such event, all rights to insurance proceeds and claims against third parties related to such Casualty Loss shall belong to Seller.

10.10 Waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10.11 Execution in Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute for all purposes one agreement.

10.12 Exchange Acceptance. This Agreement is subject to the acceptance of the TSX Venture Exchange.

10.13 Additional Acreage.  If as of the date of this Agreement or as of the Closing, the Seller owns any mineral properties in Chaves County or Roosevelt County, New Mexico which are not listed in Exhibit A of this Agreement (“Additional Acreage”), Seller will nevertheless be deemed to have transferred such Additional Acreage to Purchaser as of the Effective Time in connection with the Closing, and the parties will promptly execute and deliver an amended version of the Assignment and Bill of Sale delivered pursuant to Section 7.5A of this Agreement which includes such Additional Acreage.  Save for the obligation to execute and deliver an amended version of the Assignment and Bill of Sale as described above, the Seller makes no representations, warranties or covenants to the Purchaser regarding Additional Acreage.
[Signature Page Follows]

IN WITNESS WHEREOF, Purchaser and Seller have executed and delivered this Agreement effective as of the Effective Time.

SELLER:

MILNESAND MINERALS INC.

By:
/s/ Al. H. Denson
Name:
Al H. Denson
Title:
President

CHAVEROO MINERALS INC.

By:
/s/ Al. H. Denson
Name:
Al H. Denson
Title:
President

RIDGEWAY ARIZONA OIL CORP.

By:
/s/ Al. H. Denson
Name:
Al H. Denson
Title:
President

EOR OPERATING COMPANY

By:
/s/ Al. H. Denson
Name:
Al H. Denson
Title:
President

PURCHASER:

By:
/s/ Simon Kukes
Name:
Dr. Simon Kukes
Title:
Chief Executive Officer

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT

EXHIBIT A

Attached to and made a part of that certain Purchase and Sale Agreement dated as of August 1, 2018, by and between Milnesand Minerals Inc. and Chaveroo Minerals Inc., collectively, Seller, and Pacific Energy Development Corp., as Purchaser.

THE LEASES, INCLUDING LEASEHOLD BURDENS
AND NET MINERAL ACRES

- redacted -

EXHIBIT B

Attached to and made a part of that certain Purchase and Sale Agreement dated as of August 1, 2018 by and between Milnesand Minerals Inc. and Chaveroo Minerals Inc., collectively, Seller, and Pacific Energy Development Corp., as Purchaser.

THE WELLS, INCLUDING WORKING INTERESTS
AND NET REVENUE INTERESTS

- redacted -

 EXHIBIT C

Attached to and made a part of that certain Purchase and Sale Agreement dated as of August 1, 2018, by and between Milnesand Minerals Inc. and Chaveroo Minerals Inc., collectively, Seller, and Pacific Energy Development Corp., as Purchaser.

ALLOCATED VALUES

- redacted -

EXHIBIT D

Attached to and made a part of that certain Purchase and Sale Agreement dated as of August 1, 2018, by and between Milnesand Minerals Inc. and Chaveroo Minerals Inc., collectively, Seller, and Pacific Energy Development Corp., as Purchaser.

ASSIGNMENT AND BILL OF SALE

Milnesand Minerals Inc., a Delaware corporation, Chaveroo Minerals Inc., a Delaware corporation, Ridgeway Arizona Oil Corp., and EOR Operating Company, whose collective address is 777 N. Eldridge, Suite 150, Houston, Texas 77079 (collectively, “Assignor”), for Ten Dollars and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER, and DELIVER unto Pacific Energy Development Corp., a Nevada corporation, whose address is 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506 (“Assignee”), all of Assignor’s undivided interests (as set forth in Exhibit A and Exhibit B) in and to the following described properties, rights and interests:

A. The oil and gas leases, subleases and other leaseholds, interests in fee, carried interests, reversionary interests, net profits interests, royalty interests, forced pooled interests, overriding royalty interests, mineral interests and other property and interests more fully described in Exhibit A, to the extent such interests cover the lands described in Exhibit A, and all rights incident thereto and derived therefrom, together with all rights, benefits and powers conferred upon the holder thereof with respect to the use and occupation of the lands covered thereby (the “Leases”).

B. The wells and units (including any drillable locations (PUDs)) more fully described on Exhibit B (the “Wells”) and all lease and surface equipment, flowlines, pipelines and appurtenant thereto used or held for use in connection with the operation or production of the Assets, and all personal property, fixtures, plants, improvements, joint accounts, easements, rights-of-way and appurtenances used or related to the Wells or the Leases.

C. Operating agreements, pooling and unitization agreements, declarations of pooling or unitization, communitization agreements, pooling orders, farmout and farmin agreements, exploration agreements, area of mutual interest agreements, participation agreements, assignments, oil sales contracts, gas sales, gas processing, gas gathering, and transportation agreements, surface leases, rights-of-way, easements, servitudes, permits, licenses, and other instruments and agreements pertaining to the Leases or the Wells (the “Existing Contracts”).

D. Without limiting the foregoing, all other right, title and interest of Assignor of whatever kind or character, whether legal or equitable, vested or contingent, in and to the oil, gas and other minerals in and under or that may be produced from or attributable to the lands described in Exhibit A, including but not limited to all Assignor’s oil and gas interests located in Roosevelt or Chaves Counties, New Mexico, whether such interests are specifically described in Exhibit A, and even though such interest of Assignor may be incorrectly described in or omitted from Exhibit A.

E. All files, records and data relating to the items described in subsections A through D above including well data, logs, geophysical data, engineering records, title records (including abstracts of title, title opinions, title reports and title curative documents), contracts, correspondence, and all related matters in the possession of Assignor (the “Records”).

The properties, rights and interests identified in subsections A through E above are collectively called the “Assets.”

TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, forever. Assignor hereby agrees to warrant and defend the title to the Assets hereby assigned unto Assignee, to the extent of the net revenue interests set forth in Exhibit A or Exhibit B, as applicable, against the claims of any party arising by, through, or under Assignor, but not otherwise. Additionally, to the extent transferable, Assignor hereby assigns to Assignee, its successors and assigns, full power and right of substitution and subrogation in and to all covenants and warranties (including warranties of title) by owners in Assignor's chain of title, vendors, or others, given or made with respect to the Assets or any part thereof prior to the Effective Time. This Assignment and Bill of Sale shall be binding upon and inure to the benefit of the Assignor and Assignee, and their respective successors and assigns.

EXCEPT WITH REGARD TO THE SPECIAL WARRANTY OF TITLE FROM ASSIGNOR TO ASIGNEE SET FORTH ABOVE, THIS ASSIGNMENT AND BILL OF SALE IS MADE WITHOUT WARRANTIES OR COVENANTS, EXPRESSED OR IMPLIED IN FACT OR IN LAW, AS TO TITLE, MERCHANTABILITY, DURABILITY, USE, OPERATION, FITNESS FOR ANY PARTICULAR PURPOSE, CONDITION, SAFETY OF THE PROPERTY, COMPLIANCE WITH REGULATORY AND ENVIRONMENTAL REQUIREMENTS OR OTHERWISE. ASSIGNOR DOES NOT IN ANY WAY REPRESENT OR WARRANT THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO ASSIGNEE BY OR ON BEHALF OF ASSIGNOR. ASSIGNEE HEREBY AGREES THAT IT HAS INSPECTED OR HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE ASSETS, INCLUDING THE LEASES AND ASSOCIATED AGREEMENTS, WELLS, PERSONAL PROPERTY, AND EQUIPMENT ASSIGNED AND CONVEYED HEREIN AND THAT IT ACCEPTS THE SAME "AS IS, WHERE IS" AND "WITH ALL FAULTS".

Assignor agrees to assume all liabilities and perform all obligations incident to the ownership and operation of the Assets which are attributable to the interests herein assigned and conveyed to Assignee insofar as such obligations and liabilities are attributable to ownership and operation of the Assets prior to the Effective Time.

Assignee agrees to assume all liabilities and perform all obligations incident to the ownership and operation of the Assets which are attributable to the interests herein assigned and conveyed to Assignee insofar as such obligations and liabilities are attributable to ownership and operation of the Assets from and after the Effective Time.

This Assignment shall be effective as of September 1, 2018 at 12:00 a.m. local time where the Assets are located (the “Effective Time”) and shall be subject that that certain Purchase and Sale Agreement dated August 1, 2018 by and between Assignor and Assignee.

Assignor and Assignee agree to execute and deliver to each other, from time to time, such other and additional instruments, notices, division orders, transfer orders and other documents, and to do all such other and further acts and things as may be necessary to effectively grant, convey and assign to Assignee the Assets.

IN WITNESS WHEREOF, this Assignment and Bill of Sale has been executed on , but effective for all purposes as of the Effective Time.

ASSIGNOR:
MILNESAND MINERALS INC.

By:
________________________________
Name:
________________________________
Title:
________________________________

CHAVEROO MINERALS INC.

By:
________________________________
Name:
________________________________
Title:
________________________________

RIDGEWAY ARIZONA OIL CORP.

By:
________________________________
Name:
________________________________
Title:
________________________________

EOR OPERATING COMPANY

By:
________________________________
Name:
________________________________
Title:
________________________________

ASSIGNEE:

PACIFIC ENERGY DEVELOPMENT CORP.

By:
________________________________
Name:
________________________________
Title:
________________________________

STATE OF TEXAS
§
§
COUNTY OF HARRIS
§

The foregoing instrument was acknowledged before me on _________________, by __________________, as __________________ of Milnesand Minerals Inc., a Delaware corporation, on behalf of the corporation.

(Seal)
__________________________________
Notary Public in and for the State of Texas

STATE OF TEXAS
§
§
COUNTY OF HARRIS
§

The foregoing instrument was acknowledged before me on _________________, by __________________, as __________________ of Chaveroo Minerals Inc., a Delaware corporation, on behalf of the corporation.

(Seal)
___________________________________
Notary Public in and for the State of Texas

STATE OF TEXAS
§
§
COUNTY OF HARRIS
§

The foregoing instrument was acknowledged before me on _________________, by __________________, as __________________ of Ridgeway Arizona Oil Corp., an Arizona corporation, on behalf of the corporation.

(Seal)
___________________________________
Notary Public in and for the State of Texas

STATE OF TEXAS
§
§
COUNTY OF HARRIS
§

The foregoing instrument was acknowledged before me on _________________, by __________________, as __________________ of EOR Operating Company, a Texas corporation, on behalf of the corporation.

(Seal)
___________________________________
Notary Public in and for the State of Texas

STATE OF TEXAS
§
§
COUNTY OF HARRIS
§

The foregoing instrument was acknowledged before me on ________________by __________________, as ________________ of Pacific Energy Development Corp., a Nevada corporation, on behalf of the limited liability company.

(Seal)_
___________________________________
Notary Public in and for the State of Texas

EXHIBIT E

Attached to and made a part of that certain Purchase and Sale Agreement dated as of August 1, 2018, by and between Milnesand Minerals Inc. and Chaveroo Minerals Inc., collectively, Seller, and Pacific Energy Development Corp., as Purchaser.

FORM OF NON-FOREIGN AFFIDAVIT

EXEMPTION FROM WITHHOLDING OF TAX FOR
DISPOSITIONS OF U.S. REAL PROPERTY INTERESTS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property Interest must withhold tax if the transferor is a foreign person. To inform Pacific Energy Development Corp. that withholding of tax is not required upon the disposition of a real property interest by ____________________________, the undersigned hereby certifies the following:

1.
________________________ is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate for purposes of U.S. income taxation.

2.
_________________________’s taxpayer identification number is _______________________.

3.
_________________________’s office address is ____________________________________.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by Pacific Energy Development Corp., and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document.

_______________________________________

By:
Name:
Title:

EXHIBIT F

Attached to and made a part of that certain Purchase and Sale Agreement dated as of August 1, 2018, by and between Milnesand Minerals Inc. and Chaveroo Minerals Inc., collectively, Seller, and Pacific Energy Development Corp., as Purchaser.

WIRE INSTRUCTIONS

- redacted -

SCHEDULE 4.6

Attached to and made a part of that certain Purchase and Sale Agreement dated as of August 1, 2018, by and between Milnesand Minerals Inc. and Chaveroo Minerals Inc., collectively, Seller, and Pacific Energy Development Corp., as Purchaser.

EXISTING CONTRACTS

- redacted -